Exhibit 10.35

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

TPG/CALSTRS, LLC

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF TPG/CALSTRS, LLC (this “Amendment”), is entered into as of May 25, 2007, by and between CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“Investor”), and THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership (“Operator”).

RECITALS

A. Investor and Operator, as the only members of TPG/CalSTRS, LLC, a Delaware limited liability company (the “Company”), entered into that certain Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of October 13, 2004 (the “Original Agreement”), as amended by that certain First Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of June 8, 2006 (together with the “Original Agreement”, the “Agreement”). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

B. Investor and Operator wish to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and Operator agree as follows:

1. Clause (i) of Section 4.01(a) of the Agreement is hereby amended and restated in its entirety to read as follows: “(i) Two Hundred Sixty Five Million Dollars ($265,000,000) in the aggregate,”

2. Clause (i) of Section 4.01(b) of the Agreement is hereby amended and restated in its entirety to read as follows: “(i) Eighty Eight Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars ($88,333,333) in the aggregate,”

3. The definition of “Investment Period” in Exhibit A to the Agreement is hereby amended and restated in its entirety to read as follows:

“Investment Period” means the time period beginning on the date of the Prior Agreement and ending on the earlier of (a) the date Investor has made aggregate capital contributions to the Company (excluding the initial capital contribution for the Former Separate Account Assets described in Paragraph 4.02(b) of this Agreement) at least equal to Two Hundred Sixty Five Million Dollars ($265,000,000); or (b) June 1, 2007.

4. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement remain unmodified and in full force and effect.

5. Each individual executing this Amendment on behalf of an entity hereby represents and warrants to the other party or parties to this Amendment that (a) such individual has been duly and validly authorized to execute and deliver this Amendment on behalf of such entity; and (b) this Amendment is and will be duly authorized, executed and delivered by such entity.

[BALANCE OF PAGE INTENTIONALLY BLANK/SIGNATURES BEGIN ON NEXT PAGE]

[SIGNATURE PAGE FOR SECOND AMENDMENT TO SECOND AMENDED AND

RESTATED OPERATING AGREEMENT]

IN WITNESS WHEREOF, Investor and Operator have executed this Amendment as of the day and year first above written.

“Investor”	CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity

	By:	/s/ Christopher J. Ailman
Christopher J. Ailman Chief Investment Officer (Print Name and Title)

“Operator”	THOMAS PROPERTIES GROUP, L.P., a
Maryland limited partnership

	By:	THOMAS PROPERTIES GROUP, INC., a
Delaware corporation,
General Partner

		By:	/s/ John R. Sischo
John R. Sischo, Executive Vice President
(Print Name and Title)

3